EXHIBIT 10.13

Execution Version

This instrument and the indebtedness evidenced hereby, and the rights and remedies of the holders of this instrument, are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof, the “Subordination Agreement”) dated as of April 5, 2019, by and among 1847 Goedeker Inc., a Delaware corporation, 1847 Goedecker Holdco Inc., a Delaware corporation, Small Business Community Capital II, L.P., a Delaware limited partnership, and Burnley Capital LLC, a Delaware limited liability company, to the Senior Indebtedness (as defined in the Subordination Agreement); and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

TERM LOAN NOTE

$1,500,000	April 5, 2019

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, 1847 GOEDEKER INC., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States of America, to the order of SMALL BUSINESS COMMUNITY CAPITAL II L.P., a Delaware limited partnership (the “Lender”), at the address set forth in Section 10.1.1 of the Loan Agreement, the maximum aggregate principal sum of up to One Million Five Hundred Thousands and No/100 Dollars ($1,500,000.00) or such lesser sum which represents the principal balance outstanding under the Term Loan Facility established pursuant to the provisions of that certain Loan Agreement dated of even date herewith, between Borrower and Lender (as it may be supplemented, restated, superseded, amended or replaced from time to time, “Loan Agreement”). The outstanding principal balance hereunder shall be payable in accordance with the terms of the Loan Agreement. The outstanding principal balance of this Note, plus all accrued but unpaid interest, shall be due and payable on the Term Loan Maturity Date. The actual amount due and owing from time to time hereunder shall be evidenced by Lender's records of receipts and disbursements with respect to the Term Loan Facility, which shall, in the absence of manifest error, be conclusive evidence of the amount. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the rates set forth in the Loan Agreement. Interest shall be calculated on the basis of a year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Loan Agreement.

This Term Loan Note is that certain Term Loan Note referred to in the Loan Agreement.

If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Term Loan Note along with all accrued and unpaid interest and unpaid Expenses shall become, or may be declared, immediately due and payable as provided in the Loan Agreement. The obligations evidenced by this Term Loan Note are secured by the Collateral.

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This Term Loan Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Term Loan Note.

This Term Loan Note shall be governed by and construed in accordance with the substantive laws of the State of New York (without giving effect to principles of conflicts of law). The provisions of this Term Loan Note are to be deemed severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions of this Term Loan Note which shall continue in full force and effect. No modification hereof shall be binding or enforceable against Lender unless approved in writing by Lender.

BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE LOAN DOCUMENTS.

[EXECUTION PAGES FOLLOW]

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[SIGNATURE PAGE OF TERM LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

1847 GOEDEKER INC., a Delaware corporation

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Chief Financial Officer

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